Exhibit 99.1

Media Contacts

John Cummings

Salesforce

Investor Relations

415-778-4188

jcummings@salesforce.com

Gina Sheibley

Salesforce

Public Relations

917-297-8988

gsheibley@salesforce.com

Salesforce Completes Exchange Offer for MuleSoft Common Stock

SAN FRANCISCO, May 2, 2018 — Salesforce (NYSE: CRM), the global leader in CRM, today announced the successful completion of its previously announced exchange offer for all of the outstanding shares of Class A common stock and Class B common stock of MuleSoft, Inc. (“MuleSoft”), at a per share price of $36.00 in cash and 0.0711 of a share of Salesforce common stock, together with cash in lieu of any fractional shares of Salesforce common stock, without interest and less any applicable withholding taxes.

The exchange offer expired at 11:59 p.m., New York City Time, on Tuesday, May 1, 2018 and was not extended. As of the expiration of the exchange offer, a total of approximately 74,639,665 shares of Class A common stock of MuleSoft and 37,210,949 shares of Class B common stock of MuleSoft were validly tendered in the exchange offer and not validly withdrawn, representing approximately 83% of the aggregate voting power of the shares of MuleSoft common stock outstanding immediately after the consummation of the exchange offer. All shares that were validly tendered and not validly withdrawn have been accepted by Salesforce for payment in accordance with the terms of the exchange offer.

Salesforce completed the acquisition of MuleSoft today through a second-step merger of a wholly-owned subsidiary of Salesforce with and into MuleSoft, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. Each remaining share of Class A common stock and Class B common stock of MuleSoft not purchased in the exchange offer (other than shares held in the treasury of MuleSoft and any shares owned by Salesforce, MuleSoft or any of their respective subsidiaries and shares held by any MuleSoft stockholder who has validly exercised its appraisal rights under the General Corporation Law of the State of Delaware) was converted into the right to receive the same $36.00 in cash and 0.0711 of a share of Salesforce common stock, together with cash in lieu of any fractional shares of Salesforce common stock, without interest and less any applicable withholding taxes, that will be paid in the exchange offer. Upon completion of the merger, MuleSoft became a wholly-owned subsidiary of Salesforce.

As a result of the acquisition, shares of Class A common stock of MuleSoft ceased trading prior to the open of the market on May 2, 2018 and will no longer be listed on the New York Stock Exchange.

About Salesforce

Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. For more information about Salesforce (NYSE: CRM), visit http://www.salesforce.com.

Forward-Looking Statements

This communication may contain forward-looking information related to Salesforce, MuleSoft and the acquisition of MuleSoft by Salesforce that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the transaction, Salesforce’s plans, objectives, expectations and intentions, and the financial condition, results of operations and business of Salesforce. Risks and uncertainties include, among other things, risks related to Salesforce’s ability to successfully integrate MuleSoft’s operations; Salesforce’s ability to implement its plans, forecasts and other expectations with respect to MuleSoft’s business after the completion of the transaction and realize expected synergies; the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative effects of the consummation of the transaction on the market price of Salesforce’s common stock or on Salesforce’s operating results; significant transaction costs; unknown liabilities; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which Salesforce participates; Salesforce’s service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; Salesforce’s ability to protect its intellectual property rights and develop its brands; dependency on the development and maintenance of the infrastructure of the Internet; the ability to develop new services and product features; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including those related to the provision of services on the Internet, those related to accessing the Internet and those addressing data privacy and import and export controls; future business combinations or disposals; the uncertainties inherent in research and development; competitive developments and climate change.

Further information on these and other risk and uncertainties relating to Salesforce can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Salesforce makes with the U.S. Securities and Exchange Commission from time to time and available at www.sec.gov. These documents are available under the Financials heading of the Investor Relations section of Salesforce’s website at www.salesforce.com/investor.

The forward-looking statements included in this communication are made only as of the date hereof. Salesforce assumes no obligation and does not intend to update these forward-looking statements, except as required by law.